                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 29, 1998, appearing on page 12 of IAS Communications, Inc.'s Annual Report on Form 10-K for the year ended April 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ ELLIOTT TULK PRYCE ANDERSON, CHARTERED ACCOUNTANTS
Vancouver, British Columbia
August 14, 1998